EXHIBIT 99.7


                               [GRAPHIC OMITTED]


NEWS
FOR IMMEDIATE RELEASE                         From MasTec, Inc.
JULY 30, 1998                                 3155 N.W. 77th Avenue, Suite 135
                                              Miami, Florida 33122-1205
                                              Tel :    (305) 599-1800
                                              Fax :    (305) 406-1908
                                              For more information contact:
                                              Sarah Artecona, Vice President
                                              Corporate Communications
                                              Sartecona@mastec.com


                MASTEC CHOSEN AS A PREFFERED PROVIDER FOR NORTEL
                                IN LATIN AMERICA

Miami, Fl. - MasTec, Inc. (NYSE: MTZ) announced today that it had signed a mutual non-exclusive teaming agreement with Nortel, CALA, Inc. (Northern Telecom) for civil construction and telecommunications equipment in specified countries in Latin America, including Mexico.

The agreement, which designates MasTec as a preferred provider of infrastructure-related services for Nortel, is structured to capitalize on MasTec's strengths including its broad geographic presence throughout the region and its financial strength.

"This agreement validates our strategy," said Jorge Mas, Chairman & CEO of MasTec, Inc. "We have always said that a strong presence throughout Latin America and the Caribbean would put us in a solid competitive position," added Mas. "We're proud Nortel has recognized our strengths and to be doing business with this industry leader," concluded Mas.

Opening the Lines of Communication worldwide, MasTec is one of the world's leading telecommunications and related infrastructure services providers, servicing clients throughout the North America, Central America, South America, the Caribbean and Spain. For more information on MasTec, please visit our Web Page at www.mastec.com.

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING, SUCH AS STATEMENTS REGARDING THE COMPANY'S FUTURE GROWTH AND PROFITABILITY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS IN THE FUTURE TO SIGNIFICANTLY FROM RESULTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S RELATIONSHIP WITH KEY CUSTOMERS, IMPLEMENTATION OF THE COMPANY'S GROWTH STRATEGY, AND SEASONALITY. THESE AND OTHER RISKS ARE DETAILED IN THIS PRESS RELEASE AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.